Apex Silver Mines Limited
Annual Report on Form 10-K
for the
Year Ended December 31, 2001

Exhibit 21

Subsidiaries

Andean Silver Corporation LDC
Apex Asia LDC
Apex Metals Limited
Apex PartnersLDC
Apex Silver Mines Corporation
Apex Silver Mines LDC
ASC Bolivia LDC
ASC Central America LDC
ASC Partners LDC
ASC Peru LDC
Asgadmongu Company Ltd.
ASM Holdings Limited
Compania Minerales De Zacatecas, S. DE R.L. De C.V.
Cordilleras Silver Mines Ltd.
Cordilleras Silver Mines (Cayman) LDC
JSC Kumushtak
Kumushtak Management Company
Minera De Cordilleras, S. De R.L. De C.V.
Minera De Cordilleras (Honduras), S. De R.L.
Minera Largo S. De R.L. De C.V.
Minera San Cristobal S.A.
SilEx Limited